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Exhibit 10.2  Standard form Executive Employment Agreement and acompanying schedules.


                         EXECUTIVE EMPLOYMENT AGREEMENT


  EXECUTIVE EMPLOYMENT AGREEMENT effective as of the 21st day of February, 1995, between SYNTRO CORPORATION, a Delaware corporation ("Syntro"), and William J. Davies, a resident of Leawood, Kansas (the "Executive").

                                  WITNESSETH:

  WHEREAS, the Executive has been serving as an officer of Syntro and, in certain instances, of SyntroVet Incorporated ("SyntroVet"), a wholly-owned subsidiary of Syntro (collectively the "Offices"), which are listed on Schedule A attached hereto and incorporated herein by this reference;

  WHEREAS, the Board of Directors of Syntro has determined that the retention of the executive staff of Syntro is important to the continued long-term viability of Syntro; and

  WHEREAS, Syntro desires to continue the services of the Executive in the Offices, and the Executive is willing to continue in the Offices on the terms and conditions hereinafter set forth; and

  NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, the parties hereby agree as follows:

  1. DEFINITION OF SYNTRO. For the purposes of this Agreement, unless the context otherwise requires, all reference to Syntro herein shall include both Syntro and SyntroVet.

  2. ENGAGEMENT. Syntro hereby continues the engagement of the Executive in the Offices, and the Executive hereby accepts said engagement upon the terms and conditions hereinafter set forth.

  3. TERM. Subject to the provisions for termination hereinafter set forth, the term of this Agreement began as of the date first above written, and shall expire on the expiration dated indicated on Schedule A.

  4. COMPENSATION.

     (a)   SALARY.  As base compensation for the services to be rendered
  hereunder, Syntro shall pay the Executive the annual salary set forth   on
  Schedule A, payable in equal semi-monthly installments (payable on the 15th and the last day of each month). Said salary may be increased by Syntro to take into account the nature of the contributions to Syntro by the Executive and any other factors that may be deemed relevant by the Compensation Committee of the Board of Directors of Syntro (the "Compensation Committee").